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                                                                   Exhibit 10.56


                             MASTER LEASE AGREEMENT

This Master Lease Agreement No. 6079 ("Agreement") is made this 15th day of February. 1999 between Rainier Funding Services, Inc., a corporation having its principal place of business at 5786 Widewaters Parkway, Dewitt, New York 13214-2826, ("Lessor") and AppliedTheory Communications, Inc., a New York corporation having its principal place of business at 125 Elwood Davis Road, Syracuse, New York 13212-4311, ("Lessee").

1.     LEASE.

This Agreement sets forth the terms and conditions pursuant to which the Lessor shall lease to Lessee, and Lessee shall lease from Lessor, various items of personal property (collectively the 'Equipment" or individually an (item") described in the Equipment Schedule in the form attached to this Agreement as Exhibit A. The terms Equipment" and item" include, as applicable, any associated software systems and programming. Each Equipment Schedule incorporates the terms and conditions of this Agreement and shall constitute a separate, distinct and independent lease and contractual relationship between Lessor and Lessee. The term Lease shall refer to an Equipment Schedule and this Agreement collectively. By execution of this Agreement the parties hereto agree to the terms and conditions pursuant to which Equipment may be leased from time to time by Lessor to Lessee. If more than one Lessee is named in this Lease, the liability of each shall be joint and several.

2.     TERM.

(a) Upon delivery of an Item or the Equipment, it shall be installed under Lessee's exclusive direction and supervision. Lessee shall be solely responsible to inspect and test the Item during installation and, upon completion of installation if it is found to be in good order, Lessee shall execute and deliver to Lessor a Certificate of Acceptance substantially in the form attached to this Agreement as Exhibit B. Lessor hereby appoints Lessee as its agent for inspecting, testing and accepting the Equipment from the supplier(s). All Items listed on a Certificate of Acceptance shall be deemed to conform to the Lease to which it is subject, despite any defect whether latent or apparent.

(b) The Lease Term for an Item shall commence on the date of Lessee's execution of the Certificate of Acceptance ("Acceptance Date"). The Lease Term shall run for the number of months specified on the Equipment Schedule measured from the first day of the month following the Acceptance Date of the last Equipment Item, unless otherwise terminated or extended pursuant to the provisions of the Lease. A Lease may be terminated as of the last day of the last month of the Lease Term, or thereafter, by written notice given by either party to the other not less than six months prior to the date of termination designated in such notice, which date shall be the last day of a calendar month. If the Lease is not so terminated at the end of the Lease Term thereof and other rental amounts are not specified therein or mutually agreed upon in writing, the Lease Monthly Rental shall continue to be due and payable by Lessee. Any notice of termination given hereunder may not be revoked without the written consent of the other party. Lessee hereby grants Lessor a right of first refusal for the financing of the Equipment which Lessee is obtaining to replace the Equipment to be terminated hereunder.


3.     RENT

(a) Lessee shall pay to Lessor as Basic Rent ("Basic Rent") for each Item the following:

            (i) Basic Rent shall be made up of Interim Rent plus an amount equal to the Periodic Rent. Interim Rent is the amount of days from the Acceptance Date to the Lease Term Commencement Date multiplied by 1/30th of the Periodic Rent amount

           (ii) On the first day of the month next succeeding the Lease Term Commencement and on the first day of each payment period thereafter, an amount equal to the Periodic Rent.

(b) Lessee shall pay the following amounts (herein referred to as "Supplemental Rent" and, together with Basic Rent, as "Rent"):

            (i) On or before the applicable due date, all taxes, however designated, which are levied or imposed by any governmental authority upon the Equipment or its sale, purchase, ownership, lease or use, or upon Basic Rent or the Lease, including but not limited to sales or use taxes, personal property taxes, privilege or excise taxes, franchise taxes, ad valorem or value-added taxes, leasing taxes, and stamp taxes, together with any penalties, fines or interest thereon, excluding, however, income taxes measured solely by the net income of Lessor. To the extent permitted by applicable law, Lessee shall prepare (in such a manner as will show Lessors Ownership of the Equipment) and timely file all tax returns required in connection with taxes payable by Lessee hereunder. With respect to any such tax return required to be filed by Lessor, Lessee shall notify Lessor of such requirement and furnish Lessor with all forms and information necessary for proper and timely filing of such return. Lessee shall inform Lessor as to any governmental jurisdiction imposing personal property taxes on the Equipment and the amount of such taxes.


           (ii) On or before the date required by the terms of the Lease (or upon Lessors demand if no date is specified) any other amount which the Lessee is obligated to pay, including indemnity payments or payments of Casualty Value.

(c) All payments to Lessor shall be made at the office of Lessor at 5786 Widewaters Parkway. Dewitt, New York 13214-2826, or as otherwise directed by Lessor in writing. If Lessee fails to pay on or before the date due any Rent or other sum to be paid to Lessor, then Lessee shall pay a late charge of five (5) percent of, and in addition to, the amount of such payment but not exceeding the maximum amount, if any, permitted by applicable law.

4.     NET LEASE.

This Lease is a net lease. Lessee's obligation to pay all Rent and any other amounts due hereunder shall be absolute and unconditional and, except as expressly provided, shall not be subject to any abatement, deferment, reduction, defense, counterclaim, set-off, or recoupment, including, for example. (i) any existing or future claims of whatever kind or nature against Lessor or the manufacturer(s) or supplier(s) of the Equipment or (ii) termination of Lessees right of possession and/or the taking of possession of the Equipment or any Items thereof by or through Lessor in accordance with this Lease. Except as expressly provided herein, this Lease shall not terminate for any reason, including any defect in the Equipment or Lessors title thereto or any destruction or loss of use of any Item.


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5     MAINTENANCE.

Lessee shall enter into and maintain in force throughout the term of this Lease a maintenance agreement with the equipment manufacturer(s), or such other qualified maintenance organization as Lessee may select, covering maintenance of the Equipment. Lessee will cause the Equipment to be kept in good working order, repair and maintenance in accordance with the provisions of each maintenance agreement and will make all necessary adjustments and repairs to the Equipment, and each manufacturer or service organization is hereby authorized to accept the directions of Lessee with respect thereto Lessee shall allow the manufacturer(s) or service organization full and free access to the Equipment. All maintenance and service charges. whether under a maintenance agreement or otherwise and, in addition, the expenses. if any. of a manufacturer's or service organization's customer engineers charged in connection with maintenance and repair services, shall be borne by Lessee. Lessee covenants that the Equipment will at all times by used and operated in accordance with each manufacturer's instructions and in compliance with any restriction contained in each manufacturer's warranties regarding the Equipment and shall be certified" acceptable for the manufacturer's maintenance agreement at the time of de-installation.

6.     OWNERSHIP OF EQUIPMENT.

The Equipment shall at all times remain personal property and title thereto shall remain solely with Lessor. The Equipment may be removed by Lessor any time after termination of this Lease. Lessee shall affix tags. decals or plates to the Equipment indicating Lessor's ownership, which tag, decal or plate and location may be specified by Lessor, and Lessee shall not permit their removal or concealment. Lessee shall cause each Item to be kept numbered with the serial number specified in the Certificate of Acceptance. Lessee shall, at its own expense, protect and defend Lessor's title in the Equipment against all claims and liens of Lessee's creditors and keep the Equipment free and clear of all claims, liens and encumbrances except those resulting from the agreements or acts of Lessor, and not resulting from Lessee's failure to perform its obligations under this Lease. Lessee agrees not to claim any income tax deduction for depreciation with respect to the Equipment or to file returns or reports with any taxing authority in which it claims or implies ownership of any Item.

7.     QUIET ENJOYMENT.

Lessor covenants that so long as Lessee is not in default under this Lease. Lessor shall not interfere with Lessee's right to quiet possession of the Equipment.

8.     LOCATION AND USE OF EQUIPMENT.

(a) During the term of this Lease the Equipment shall be located at the address specified in the Equipment Schedule and shall not be removed from that address without the prior written consent of Lessor.

(b) Lessee covenants and warrants that during the period that any Equipment is leased to Lessee, or its successors or assigns, the Equipment will at all time. be used and operated in compliance with all acts, rules, regulations, and orders of any commission, board or other legislative, administrative, or judicial body or officer having power to regulate or supervise the use or operation of the Equipment. Lessee shall not install or use the Equipment in such manner or in such circumstances that any part of the Equipment is deemed to be an accession to other personal property or deemed to be real property or a fixture thereon.

9.     RISK OF LOSS.

(a) Lessee assumes and shall bear the entire risk of loss with respect to any damage, destruction, loss, theft, or governmental taking of any Item, whether partial or complete, and whether or not through any fault or neglect of Lessee. Further, Lessee assumes and shall bear the entire risk of loss arising out of or in connection with delays, partial performance or nonperformance by supplier(s), and Lessor shall not be liable for specific performance of this Lease or for damages if. for any reason, any supplier delays or fails to fill or improperly fills an order. Except as provided in this section 9, no such event shall relieve Lessee of its obligation to pay Rent.

       If any Item is damaged, Lessee shall promptly notify Lessor and shall determine within 15 days of the date of such notice whether such Item can be repaired. If Lessee determines that the Item can be repaired, Lessee shall promptly so notify Lessor and shall at its own expense cause to be made such repairs or replacements (in like kind of the same or later model) as are necessary to return the Item to its proper condition. To the extent appropriate to reimburse Lessee for the cost of repair or replacement. Lessee shall be entitled to receive from Lessor any insurance or other recovery received by Lessor in connection with such damage. All replacements made pursuant to this subsection 9(b) shall become the property of Lessor and Lessee shall execute and provide Lessor with any and all documents necessary to vest good and valid title thereto in Lessor.

(c) In the event that any Item is destroyed, damaged beyond repair, lost, stolen, or taken by governmental action for a stated period extending beyond the term of this Lease or for an indefinite period (any such event is referred to as an "Event of Loss"), Lessee shall promptly notify Lessor and pay to Lessor on the next Rent payment date following such Event of Loss, an amount equal to the Casualty Value of such Item (as defined in the Equipment Schedule) After payment of the Casualty Value and all rent due and owing on that Rent payment date, Lessee's obligation to pay further Basic Rent for such item shall cease and Basic Rent shall be adjusted pro rata based on the relationship between the Cost of that Item subject to the Lease and the Cost of all items as stated on the Equipment Schedule. After paying such Casualty Value to Lessor. Lessee shall be entitled to receive from Lessor any insurance 0 other recovery received by Lessor in connection with such Event of Loss up to the amount actually paid by Lessee to Lessor,

(d) In the event of a governmental taking of an Item for a stated period which does not extend beyond the term of this Lease, all obligations of the Lessee with respect to such Item (including payment of Rent) shall continue. So long as Lessee is not in default hereunder, Lessor shall pay to Lessee all sums received by Lessor by reason of such governmental taking, up to the amount of Basic Rent paid by Lessee for such Item during the period of such governmental taking.

10.    INSURANCE.

(a) During the period that any Equipment is leased to Lessee. Lessee will at all times and at its sole expense carry and maintain in full force and effect insurance for loss of or damage to the Equipment caused by fire, lightning, sprinkler, breakage, tornado and windstorms, explosion. smoke and smudge, aircraft and motor vehicle damage, strikes, riots and civil commotion, burglary and theft, vandalism and malicious mischief, and other casualty events customarily insured against with respect to similar equipment, in an amount not less than the Casualty Value of the Equipment. Lessee shall also carry and maintain at its expense public liability insurance covering the Equipment, in such amounts and against such risks as are customary with respect to similar equipment. All insurance shall be in the broadest form available on usual commercial terms and in amounts and with companies satisfactory to Lessor.



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       The liability insurance policy shall contain minimum limits of $500,000.
       for each person, $500,000. for each occurrence, and against claims for property damages in an amount not less than S100.000. Lessee shall furnish to Lessor an original certificate of insurance or policy as evidence of such insurance.

(b) Lessee shall maintain a loss payable endorsement on all such policies in favor of Lessor and its successors and assigns and shall afford to Lessor and its successors and assigns such additional protection as they shall reasonably require. All such insurance policies shall name Lessor. its successors and assigns, as additional insureds and shall be payable to each as their respective interests may appear. Each policy shall expressly provide that any obligations imposed upon the insureds (including, without limitation, the obligation to pay premiums) shall be the obligations solely of Lessee and not the obligations of Lessor, its successors and assigns Each policy shall expressly provide that (1) the insurance as to Lessor and its successors and assigns shall not be invalidated by any act, omission or neglect of Lessee. (2) the same may not be cancelled or modified or lapse (for failure to renew or otherwise) without at least thirty (30) days prior written notice to Lessor, its successors and assigns. and (3) the insurance shall be primary without right of contribution of any other insurance carried by or on behalf of Lessor with respect to its interests.

(c) Lessee irrevocably appoints Lessor as Lessee's attorney-in-fact to make claim for, receive payment of, execute and endorse all documents, checks or drafts received in payment for loss or damage under any insurance policies.

(d) In case of the failure of Lessee to procure or maintain the insurance or to comply with any provision of this Lease, Lessor shall have the right, but shall not be obligated, to effect such insurance or compliance on behalf of Lessee. In that event, all monies spent by and expenses of Lessor in effecting such insurance or compliance shall be deemed Supplemental Rent, and shall be paid by Lessee to Lessor upon demand.

11.    ENFORCEMENT OF WARRANTIES.

All warranties, express or implied, issued on or applicable to an Item shall be enforced by Lessee in its discretion and in its own name. Lessee hereby agrees to take all reasonable action to enforce any such warranty, provided, however, that Lessee shall not be obligated to resort to litigation to enforce any such warranty unless Lessor shall pay all expenses in connection therewith. Lessor hereby assigns to Lessee any warranty rights which Lessor may have against a manufacturer with respect to any Item, to the extent such warranty rights are assignable. With respect to any warranty rights which are not assignable, Lessor hereby appoints Lessee as its agent and attorney-in-fact for the purpose of enforcing such warranty rights at Lessee's expense.

12.    DISCLAIMER OF WARRANTIES.

(a) LESSOR. NOT BEING THE MANUFACTURER OR VENDOR OR MERCHANT OR SUPPLIER OF THE EQUIPMENT NOR THEIR AGENT. MAKES NO WARRANTIES, AND LESSOR SHALL NOT BY VIRUTE OF HAVING LEASED THE EQUIPMENT COVERED BY THIS LEASE BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER WHATSOEVER. INCLUDING, WITHOUT LIMITATION MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERLAL WORKMANSHIP IN OR CAPACITY OF THE EQUIPMENT, THE COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY LAW RULE. SPECIFICATION OR CONTRACT PERTAINING THERETO OR ANY GUARANTY OR WARRANTY AGAINST PATENT OR COPYRIGHT INFRINGEMENT OR LATENT DEFECTS. NO DEFECT OR UNFITNESS OF THE EQUIPMENT SHALL RELIEVE LESSEE OF THE OBLIGATION TO PAY RENT OR OF ANY OTHER OBLIGATION UNDER THIS LEASE.

(b) LESSEE ACKNOWLEDGES, REPRESENTS AND WARRANTS THAT IT HAS SELECTED THE EQUIPMENT BASED ON ITS OWN JUDGMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE UPON STATEMENTS MADE BY THE LESSOR AND FURTHER AGREES TO SETTLE ALL CLAIMS DIRECTLY WITH THE MANUFACTURER OF VENDOR.

13.    INDEMNIFICATION.

To the fullest extent permitted by law, Lessor, its officers, employees, agents, successors and assigns, shall not be liable to Lessee for, and Lessee shall indemnify and hold Lessor, its officers, employees, agents, successors and assigns, harmless with respect to any third-party from any liability (including liability for negligence), claim, loss, damage or expense (including litigation expense) of any kind or nature arising out of this Lease, or the transactions contemplated in the lease, including, but not limited to (a) the inadequacy of any Item for any purpose, (b) any deficiency or defect in any Item, (c) the use or performance or maintenance of any Item, (d) any interruption or loss of service, use or performance of any Item, (e) any patent, trademark or copyright infringement relating to any Item, or (f) any loss of business or other consequential damage whether or not resulting from any of the foregoing. IN PARTICULAR, LESSOR AND ITS SUCCESSORS AND ASSIGNS SHALL NOT BE LIABLE FOR INJURIES TO PERSONS OR DAMAGE TO ANY ITEM OR OTHER PROPERTY UNDER ANY THEORY OF STRICT LIABILITY, AND LESSEE SHALL INDEMNIFY AND SAVE LESSOR AND ITS SUCCESSORS AND ASSIGNS HARMLESS FROM ANY SUCH LIABILITY AND ALL COSTS AND EXPENSES IN DEFENDING THE SAME. All of Lessors and its successors' and assigns' rights under this section 13 shall survive the termination of this Lease. However, Lessee shall not be required to indemnify Lessor or its successors or assigns for claims arising from events which occur after an Item has been redelivered to Lessor, its successor or assign.

14.    ALTERATIONS AND ATTACHMENTS.

Upon prior written notice to Lessor. Lessee may. at its own expense, make alterations in or add attachments to an Item, provided any alteration or attachment shall not interfere with the normal operation of the item. Lessee hereby grants Lessor a right of first refusal for the providing and br financing of such alterations or attachments. The manufacturer may incorporate engineering changes or make temporary alterations to an Item upon request by Lessee. All such alterations and attachments, unless Lessor shall otherwise agree in writing, shall be removed by Lessee and the Item restored to its original condition, reasonable wear and tear excepted, upon termination of this Lease. If the alteration or attachment interferes with the normal and satisfactory operation or maintenance of any Item in a manner as to increase the cost of maintenance of the Item, or create a safety hazard, Lessee shall promptly remove the alteration or attachment and restore the item to its normal condition.

15.    DELIVERY AND RETURN OF THE EQUIPMENT-

                           Unless the one dollar buyout option is exercised,
Each Item will be delivered to Lessee at such place as Lessee specifies. Upon expiration or termination of this Lease. Lessee, at its own risk, shall return each item promptly to Lessor at the location specified by Lessor within the continental United States in the same condition as when delivered, ordinary wear and tear excepted, and in a condition eligible for a standard manufacturers maintenance agreement without additional cost. All transportation, local drayage, rigging and installation charges upon each Item both on delivery to the Lessee and re-delivery to the Lessor are to be paid by Lessee. Lessor shall in no way be liable to Lessee for delays in delivery beyond its reasonable control.


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16.   INSPECTION AND REPORTS.

(a) Upon request, Lessee shall permit Lessor or persons designated by Lessor to inspect any Item.

(b) Lessee shall immediately notify Lessor of any accident arising out of the alleged or apparent improper manufacturing, functioning or operation of any item, the time, place and nature of the accident and damage, the names and addresses of parties involved, persons injured. witnesses and owners of property damaged. and such other relevant information as may be known, and shall promptly advise Lessor of all correspondence. papers, notices and documents received by Lessee in connection with any claim or demand related to improper manufacturing, operation or functioning of the Item or charging Lessor with liability, and shall aid in the investigation and defense of all such claims and shall aid in the recovery of damages from third persons.

 (C) Lessee shall annually, within ninety (901 days after the close of Lessees fiscal year. furnish to Lessor its successors or assigns financial statements of Lessee (including a balance sheet as of the close of such year and statements of income, changes in financial condition and shareholders' equity for such year) prepared in accordance with generally accepted accounting principles and certified by Lessee's independent public accountant(s) If requested by Lessor, its successors or assigns. Lessee shall also provide quarterly financial statements of Lessee similarly prepared for each of the first three quarters of each fiscal year, which shall be certified (subject to normal year end audit adjustments) by Lessee's chief financial officer and furnished to Lessor within sixty (60) days following the end of the quarter

17.   EVENTS OF DEFAULT AND LESSOR'S REMEDIES.

(a) Each of the following events shall constitute an event of default ("Event of Default") hereunder: (i) Lessee fails to pay any Rent or other amount due hereunder within ten (10) days after the same is due and payable or
      (ii) Lessee fails to perform any other obligation or observe any condition of this Lease required to be performed or observed by Lessee for a period of twenty (20) days after Lessee's receipt of notice of such failure from Lessor or (iii) any representation, warranty or statement made in writing to lessor in connection with the transactions contemplated under this Lease shall have been false in any material respect when made or (iv) Lessee attempts to remove, sell. transfer, encumber, part with possession of, assign or sublet (except as expressly permitted by the provisions hereof) any Item or (v) Lessee ceases doing business as a going concern or
      (vi) Lessee applies for or consents to the appointment of a receiver, trustee, assignee, custodian or liquidator of its business or any substantial part of its property or (vii) Lessee fails to pay its debts generally as they become due or (viii) Lessee makes a general assignment for the benefit of creditors or (ix) Lessee fails within sixty (60) days to lift any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operations under this Lease or (x) Lessee commences (as the debtor) a case in bankruptcy (including a petition for reorganization or arrangement) under the United States Bankruptcy Code or a proceeding under any state or federal insolvency law or (xi) a case in bankruptcy or any other proceeding (including a petition for reorganization or arrangement) under the United States Bankruptcy Code or any case or proceeding under any other insolvency law shall be commenced against Lessee (as the debtor) involuntarily or a decree or order for relief against Lessee (as the debtor) shall be entered in any court of competent jurisdiction, and such case, proceeding or decree or order is not dismissed within thirty (30) days after such commencement or entry. or Lessee shall consent to or admit the material allegations against it in any such case or proceeding or (xii) a trustee, assignee, receiver, custodian or agent (however named) is appointed or authorized to take charge of any substantial part of Lessee's property or (xiii) Lessor deems itself insecure.

(b) Upon the occurrence of any Event of Default, Lessor may declare the Lessee in default, and such declaration shall apply to all Leases between Lessor and Lessee except as specifically excepted therefrom by Lessor in such declaration. In the case of an Event of Default, Lessor or its agents shall have the right, at their option, to exercise any or all of the rights and remedies available to a secured party under the Uniform commercial Code and, in addition, do any or all of the following: (i) declare immediately due and payable by Lessee, for loss of a bargain, an amount equal to the sum of the Casualty Value of the Equipment as of the Basic Rent payment date immediately preceding the date upon which the Event of Default occurred plus the unpaid balance of any Rent or other sums due and owing as of that date, (ii) terminate this Lease, or (iii) take possession of any or all Items of Equipment during Lessees normal working hours without demand or notice, wherever the Equipment may be located, without court order or other process of law (Lessee hereby waiving any right it may have to notice and hearing before repossession). Lessee hereby waives any and all damages occasioned by such taking of possession. Any taking of possession pursuant to this subsection (b) shall not in itself constitute termination of this Lease and shall not, in any event, relieve Lessee of its obligations hereunder. Lessee shall reimburse Lessor for all reasonable expenses (including attorneys fees and collection agency fees, court costs and repossession expenses) incurred by Lessor in enforcing its rights under this section 17. To the extent permitted under applicable law, any amount due and unpaid under this section 17 shall bear interest at a rate equal to the sum of the prime interest rate of The Wall Street Journal (as in effect during the period any amount remains due and unpaid), plus 2% per annum from the due date until paid in full. Upon taking possession of the Equipment. Lessor may, at its option and upon notice to Lessee, lease the repossessed Equipment to any third party on such terms and conditions as Lessor may determine, or sell the Equipment at public auction or at private sale. In the event that Lessor leases or sells repossessed Equipment, the Net Proceeds (as defined below) shall first be credited to amounts due and owing by Lessee, and shall then be used to reimburse Lessee for any payment made by Lessee pursuant to clause (i) of this subsection (b). Any surplus shall be retained by Lessor. Lessee shall remain liable for any deficiency resulting from an excess of amounts due and owing by Lessee over Net Proceeds.

 (0) As used in subsection (b) Net Proceeds" shall mean the sale price of the Equipment, or the aggregate rent payable pursuant to a re-lease of the Equipment (discounted at a rate equal to the sum of the prime interest rate in effect according to The Wall Street Journal on the date such re-lease is entered into plus 2%) less all costs and expenses (including reasonable attorneys fees and disbursements and collection agency fees, court costs and repossession expenses) incurred by Lessor as a result of Lessee's default and Lessors exercise of its remedies with respect thereto

18.   SUBLEASES AND ASSIGNMENTS.

(a) Lessee may not sublet an Item unless Lessee notifies Lessor of the proposed new location of the Item, receives Lessors prior written consent and provides such documents (including UCC financing statements) as Lessor may require. No sublease shall in any way discharge or diminish any of Lessee's obligations under this Lease. Lessee hereby grants to Lessor the right of first refusal on any sublease or grant of Lessee's rights to the Equipment.

(b) This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and to the extent specified in any assignment, assigns. Lessee shall not assign this Lease without the prior written consent of Lessor. Lessor may assign any or all of its rights under this Lease to another party as collateral security and Lessee agrees to acknowledge in writing any such assignment within five days after receipt of written notice thereof.

(c) So long as Lessors rights under a Lease are assigned to another party, Lessee may not assert against the party any defense, counterclaim, recoupment or set off Lessee may have against Lessor. Lessee agrees that it will not seek to cancel or terminate this Lease (except as expressly permitted in the Lease) or otherwise avoid its obligations as against such assignee, without regard to any such defense, counterclaim, recoupment, or set off, and will not seek to recover any part of the same from the assignee. However, nothing herein shall be construed to prevent Lessee from exercising against Lessor any claim for


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      damages or injunctive relief which Lessee may have against Lessor or to restrict any assignee's right to reassign this Lease.

19.   LESSEE'S AND LESSOR'S WARRANTIES.

(a) Lessee hereby warrants and represents to Lessor, its successors and assigns that: (i) Lessee's execution and performance of this Lease have been duly authorized by all necessary corporate action and are not now and will not be in conflict with lessee's charter or by-laws. or with any indenture, contract or agreement by which it is bound, or with any statute, judgment, decree, rule or regulation binding upon it, (ii) no consent or approval of any trustee or holder of any indebtedness or obligation of Lessee, and no consent or approval of any governmental authority is necessary for Lessee's execution or performance of this Lease and, (iii) this Lease is valid and binding and enforceable against Lessee in accordance with its terms, subject to enforcement limitations imposed by rules of equity or by bankruptcy or similar laws. Upon Lessor's request. Lessee shall submit to Lessor an opinion of Lessee's counsel that the above warranties and representations are true.

(b) Lessor hereby warrants and represents to Lessee, its successors arid assigns that: (i) Lessor's execution and performance of this Lease has been duly authorized by all necessary corporate action and are not now and will not be in conflict with Lessor's charter and by-laws. or with any indenture, contract or agreement by which it is bound, or with any statue, judgment. decree, rule or regulation binding upon it, (ii) no consent or approval of any trustee or holder of any indebtedness or obligation of Lessor, and no consent or approval of any governmental authority is necessary for Lessor's execution or performance of this Lease and.(iii) this Lease is valid and binding and enforceable against Lessor in accordance with its terms, subject to enforcement limitations imposed by rules of equity or by bankruptcy or similar laws.

20.   GOVERNING LAW.

This Lease shall be governed by and construed in accordance with the substantive laws of the State of New York. This Lease shall be deemed to have been made in Onondaga County, New York, regardless of the order in which it is executed.

21.   LITIGATION.

In the event of any litigation in connection with this Lease or the transactions contemplated herein. Lessor and Lessee mutually waive all rights to trial by jury and each agrees not to assert any counterclaim of any nature in such litigation. Lessor and Lessee agree that any action or suit in connection with this Lease shall be brought only in a court of record in Onondaga County of the State of New York. the parties hereby consenting to the jurisdiction of each thereof, and service of process may be made on the other party by mailing a copy of the summons to such party, by registered mail, to its address to be used for the giving of notice under this Lease. Lessee hereby designates Lessor at its address set forth above as agent for the purpose of accepting service of any process within the State of New York and, as its agent, Lessor agrees to forward by certified mail any process served upon it to Lessee at its address set forth above.

22.   NOTICE.

Any communication in connection with this Lease shall be made in writing to Lessee or Lessor at its address shown in the first paragraph of this Lease or to such other address as has been most recently designated in writing by one party to the other. Unless otherwise specified herein, any notice or communication shall become effective when deposited in the United States mail properly addressed with proper postage for first-class mail prepaid.

23.   AMENDMENT.

This Lease shall not be amended, modified or changed except by a written amendment signed by the parties hereto.

24.   COPIES OF LEASE.

With respect to each Lease, each Equipment Schedule shall be manually executed and all counterparts serially numbered. To the extent that an Equipment Schedule may constitute chattel paper (as defined in the Uniform Commercial Code), no security interest may be created through transfer and possession of any counterpart of the Equipment schedule other than the counterpart designated on the Equipment Schedule.

25.   SEVERABILITY.
If any provision or remedy set forth or provided in this Lease shall be invalid under any applicable law, such provision or remedy shall be inapplicable and deemed omitted, but the remaining provisions, including the remaining remedies, shall be given effect in accordance with the manifest intent hereof.

26.   OTHER DOCUMENTATION.

LESSOR AND LESSEE EACH AGREE TO FURNISH TO THE OTHER ANY NECESSARY DOCUMENTATION TO EVIDENCE THE VALIDITY OF THIS LEASE, INCLUDING BUT NOT LIMITED TO INCUMBENCY CERTIFICATES, CORPORATE RESOLUTIONS, AND OPINIONS OF COUNSEL, all in such form as shall be reasonable satisfactory to the attorneys for the other party. Further. Lessee shall provide to Lessor any document (including UCC financing statements) which Lessor shall deem necessary or desirable for the purpose of evidencing, protecting, or recording Lessors rights, title and interests in the Equipment and this Lease.

27.   WAIVER.

No supplier or agent is authorized to bind Lessor or to waive or modify any term of this Lease. No waiver by Lessor of any provision shall constitute a waiver of any other matter. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessors right thereafter to demand strict compliance therewith or with any other provision. Waiver of any default shall not waive any other default. Lessor's rights hereunder are cumulative and not alternative.

NOTE: DISCLAIMER AND WARRANTY PROVISIONS CONTAINED IN SECTION 12 OF THIS AGREEMENT.

IN WITNESS WHEREOF the parties have executed this Master Lease Agreement.

LESSOR: Rainier Funding Services, Inc.     LESSEE: Applied Theory Communications, Inc.


By:     /s/  Illegible                     By:        /s/  David A. Buckel
    ------------------------------------      ---------------------------------


Its:       President                       Its:     Chief Financial Officer
     -----------------------------------       -------------------------------

       ADDENDUM TO MASTER LEASE AGREEMENT NO. 6079 DATED FEBRUARY 15, 1998
             BETWEEN RAINIER FUNDING SERVICES, INC. ("LESSOR") AND
                 APPLIEDTHEORY COMMUNICATIONS, INC. ("LESSEE")

 1. The bold-type heading on page 1 of the Master Lease Agreement is changed as follows:

              The name and address of the Lessee is changed to: "AppliedTheory Corporation, a Delaware Corporation having its principal place of business at 224 Harrison St., 8th Fl., Syracuse, NY 13202"
























IN WITNESS WHEREOF, the parties hereto have executed this addendum as of June 30, 2000.

LESSOR: Rainier Funding Services, Inc.              LESSOR: AppliedTheory Corporation           .
        ----------------------------------                  -------------------------------------
BY:         /s/ Illegible                .          BY:      /s/  Angelo A. Gencarelli III      .
    --------------------------------------                  -------------------------------------
TITLE:                President          .          TITLE:        Senior Vice President         .
       -----------------------------------                 --------------------------------------

                                    EXHIBIT A
                  EQUIPMENT SCHEDULE NO. 2 DATED JUNE 30, 2000
            TO MASTER LEASE AGREEMENT NO. 6079 DATED FEBRUARY 15,1999

This is Counterpart No. ONE of ONE serially numbered, manually executed counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in this document may be created through transfer and possession of any counterpart other than Counterpart No. ONE.

This Equipment Schedule is made as of June 30, 2000 between Rainier Funding Services, Inc. ("Lessor"), having its principal place of business at 5786 Widewaters Parkway, DeWitt, NY 13214-2826 and AppliedTheory Corporation ("Lessee"), having his place of business at 224 Harrison St., 8th Fl., Syracuse, NY 13202.

1. LEASE. Subject to the terms and conditions set forth in this Equipment Schedule, Lessor hereby leases to Lessee and Lessee leases from Lessor the items of personal property collectively the "Equipment" or individually an "Item") described in Section 5. Capitalized terms used herein shall have the meanings attributed to them in this Equipment Schedule or in the Master Lease Agreement incorporated herein.

2. TERMS. The terms and conditions of the Master Lease Agreement referenced above, a copy of which is annexed hereto, are incorporated in this Equipment Schedule and made a part of this Lease. This Equipment Schedule constitutes a separate Lease, evidenced by the executed copies hereof.

3. THE EQUIPMENT. Lessor, at the express request of Lessee, may have ordered the Equipment set forth in this Equipment Schedule from supplier(s) selected solely by Lessee. Lessor has made no representations or recommendations regarding Lessee's choice of supplier(s). Lessee negotiated the style, quality, price, delivery date(s), and all other items relating to the Equipment directly with the supplier(s) and without Lessors assistance or participation.

4.         LOCATION OF ITEMS OF EQUIPMENT.

                  As specified on the Certificate of Acceptance

5.         DESCRIPTION OF EQUIPMENT.

           Qty.         Mfg.          Model     Description       Serial Number

           (See Exhibit B - Certificate of Acceptance attached hereto)








                                     1 of 2

6.         RENT.

           (a)   Interim Rent: $1,950.00 per day
           (b)   Lease Term: 36 months

           (C)   Amount of Periodic Rent: $58,500.00

           (d)  Payment Period: X monthly _____ quarterly
           (e)  Options: n/a
           (f) Sales Tax - [XI Each Periodic Rent Payment is subject to sales tax of % [X] Exempt from Sales Tax [ ] Sales tax paid to NYS Department of Motor Vehicles

7. CASUALTY VALUE. The Casualty Value for any Item shall be the greater of the cost to replace the Item with like Equipment in good repair, condition, and working order, or the total of the remaining Periodic Rental payments.

8. ADDITIONAL PROVISIONS. (a) On the Acceptance Date Lessee shall pledge $540,000. to serve as a security deposit against Lessee's performance under the terms and conditions of this Lease. This will be accomplished by assigning monies currently on deposit at BSB Bank & Trust in Account Number 0420339513. From time to time Lessors assignee will review Lessee's financial condition and release none, some, or all of the monies, as deemed appropriate by Lessors assignee. In any event, Lessor will never allow Lessee's security deposit to exceed the total of the outstanding rental payments due under the Lease. (b) At the end of the Lease Term, provided no Event of Default exists, title to the Equipment shall pass from the Lessor to the Lessee for the amount of $1.00.




IN WITNESS WHEREOF, the parties have caused this Equipment Schedule to be duly executed as of the date first above written


LESSOR: Rainier Funding Services, Inc.              LESSOR: AppliedTheory Corporation           .

BY:         /s/ Illegible                .          BY:      /s/  Angelo A. Gencarelli III      .
    --------------------------------------          ---------------------------------------------

            Eric W.Will II                                        Angelo A. Gencarelli III

TITLE:      President          .                    TITLE:        Senior Vice President         .
       -----------------------------------                 --------------------------------------


                                     2 of 2

                                    EXHIBIT B

                            CERTIFICATE OF ACCEPTANCE

Under Equipment Schedule No. 2 dated as of July 3, 2000 to Master Lease Agreement No. 6079 dated as of February 15, 1998 (together, the "Lease") between Rainier Funding Services, Inc. (the "Lessor') and AppliedTheory Corporation (the "Lessee").

1. Items of Equipment: The Lessee hereby certifies and warrants to Lessor that the following items of Equipment have been delivered to the location indicated on the Equipment Schedule, tested and inspected by the Lessee, or Lessee has had a reasonable opportunity to do so, found to be in good working order and accepted as items of equipment under the Lease, all as of the date indicated below. Lessee approves full payment thereof by Lessor to the supplier(s). To the extent not available upon Lessee's execution of the Equipment Schedule, Lessee hereby authorizes Lessor to insert serial numbers of the Equipment on this Certificate of Acceptance, the Equipment Schedule, UCC-1 financing statements covering such Equipment and all other related documents, when made available by the supplier(s), provided Lessor provides Lessee with a copy of the corrected documents within three (3) days after any such corrections are made; and provided further that Lessee shall have the right to object to and contest such corrections.


     (a)  Date of Acceptance:  July 3, 2000

     (b)  Description of Equipment and Lessor's Cost:


     Quantity   Manufacturer and Model/Description     Serial Number       Cost

                See Attachments A-1 to A-6 Hereto                 $1,680,000
                Along with Vendors Invoices

     Location of Equipment:         See Attachments A-1 to A-6 Hereto
                                    Along with Vendors Invoices



2. Representations by the Lessee: The Lessee hereby represents and warrants to lessor that (i) no Event of Default or event which, with the giving of notice or the lapse of time or both, would become such an Event of Default under the Lease has occurred and is continuing, and (ii) the Lessee has obtained and there are in full force and effect, all insurance policies with respect to the Equipment and public liability required to be obtained under the Lease.

3. SHOULD LESSEE HEREAFTER DISCOVER ANY DEFECT, UNFITNESS OR FAILURE OF PERFORMANCE OF EQUIPMENT (INCLUDING, WITHOUT LIMITATION, SOFTWARE SYSTEMS AND PROGRAMMING), LESSEE'S OBLIGATIONS TO LESSOR, INCLUDING THE OBLIGATION TO PAY RENTS WHEN DUE, REMAIN IN EFFECT AS MORE FULLY STATED IN THE TERMS AND CONDITIONS OF THE LEASE. IN SUCH EVENT, LESSEE'S EXCLUSIVE RECOURSE SHALL BE AGAINST THE MANUFACTURER, SUPPLIER, PROGRAMMMER AND/OR SERVICING AGENT FOR THE EQUIPMENT, AS IN LESSEE'S JUDGEMENT APPEARS APPROPRIATE.

                     Lessee:      AppliedTheory Corporation          .
                           -------------------------------------------
                     By:          /s/  Angelo A. Gencarelli III      .
                       -----------------------------------------------
                     Title:           Senior Vice President          .
                           -------------------------------------------